BAKER & DANIELS
               300 NORTH MERIDIAN STREET, SUITE 2700
                    INDIANAPOLIS, INDIANA  46204
                           (317) 237-0300





  October 28, 1994



  IWC Resources Corporation
  1220 Waterway Boulevard
  Indianapolis, Indiana 46202

  Ladies and Gentlemen:

     We have acted as counsel to IWC Resources Corporation, an Indiana corporation (the "Company"), in connection with the proposed issuance and sale by it of up to 484,486 shares of its common stock ("Common Shares") to participants in the Company's proposed "Dividend Reinvestment and Share Purchase Plan." In connection with this opinion letter, we have examined the Company's Registration Statement on Form S-3 relating to the Common Shares (the "Registration Statement") and originals or copies, identified to our satisfaction, of such documents, corporate records, instruments and other relevant materials as we deemed advisable, and we have made such examination of statutes and decisions and reviewed such questions of law as we have considered necessary or appropriate.

     In making our examination of documents, we have assumed the genuineness of all signatures; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to original documents of all documents submitted to us as copies; and the authenticity of the originals of such copies. As to facts material to this opinion, we have relied upon certificates, statements or
  representations   of   public   officials,  of   officers   and
  representatives of the Company and of others, without any independent verification thereof.
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     The  laws  covered  by  the opinions  expressed  herein  are limited to the federal laws of the United States and the laws of the State of Indiana.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. The Company is existing as a corporation under the laws of the State of Indiana.

     2. The issuance and sale of the Common Shares has been duly authorized by the Board of Directors of the Company or by a duly authorized committee of such Board and, when the Registration Statement shall have become effective and the Common Shares shall have been issued and sold as contemplated in the Registration Statement and delivered against payment of the consideration therefor, the Common Shares will be validly issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "Legal Opinions" in the prospectus contained therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required under
  Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder.

                              Yours very truly,

                              /s/ BAKER & DANIELS
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